Exhibit 99.1

FOR IMMEDIATE RELEASE
ChinaCast Education Raises Approximately $14.5 Million through Exercise of Warrants
Company Raises Cash Position to Over $55 Million;
38% of Warrants Exercised Thus Enhancing Capital Structure
Beijing, China — July 3, 2008 — ChinaCast Education Corporation (NASDAQ: CAST), one of the leading for-profit, post-secondary and e-learning services providers in China, is pleased to announce that approximately 3.4 million of its 9 million common stock purchase warrants held by a limited number of warrantholders were exercised on June 30,2008, at a price of $4.25 per underlying share. In connection therewith, the company issued an addtional $0.65 worth of common stock for each warrant exercised.
The exercise of these warrants increases the company’s outstanding shares by 3.9 million (or by 14%), bringing the total outstanding shares to 31.3 million as of June 30, 2008. The outstanding remaining purchase warrants expire on March 16, 2009.
Mr. Ron Chan, the Chairman and CEO of ChinaCast Education, stated, “We believe that this transaction demonstrates continued confidence in our company from our major shareholders and greatly enhances our capital structure. The PRC post-secondary industry is experiencing significant growth and we expect to find private universities that have strong cash flows, good earnings visibility and high margins at attractive valuations. With our strong balance sheet, we hope to make additional accretive university acquisitions to augment our e-learning business to increase company earnings growth and enhance shareholder value.”
About ChinaCast Education Corporation
Established in 1999, ChinaCast is one of the PRC’s leading publicly listed for-profit, post-secondary education and e-learning services providers. With over 1,200 employees, ChinaCast serves 121,000 students over its e-learning network and more than 10,400 students in traditional education settings. The Company provides undergraduate degree programs through its 80% ownership in the Foreign Trade and Business College (FTBC) of Chongqing Normal University. FTBC offers career-oriented 4-year bachelor’s degree and 2-year diploma programs in finance, economics, trade, tourism management, advertising, language, IT and music. These degree and diploma programs are fully accredited by the PRC Ministry of Education. The Company provides its e-learning education services via its nationwide satellite broadband network to leading post-secondary educational institutions, K-12 schools, government agencies and corporate enterprises. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational/career training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management’s plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the company’s Annual Report on Form 10KSB for the fiscal year ended December 31, 2007. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate”, “estimate”, “expect”, “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.
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For more information, please contact:
Michael J. Santos, Chief Marketing Officer & Investor Relations Officer
ChinaCast Education Corporation
15/F Reignwood Center
No. 8 Yong An-Dongli, Jianguomenwai Ave.
Chaoyang District, Beijing 100022, PRC
Tel: 86-10-6566-7788, Fax: 8528-8366
Email: mjsantos@chinacasteducation.com
IR Home Page: www.chinacasteducation.com
US Investor Relations Contact:
Miranda Weeks
Advanced Investor Relations, L.L.C.
Tel: (703) 485-6067, Email: miranda@advancedinvestorrelations.com